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                                                                 Exhibit 10.53a
                             FIRST ADDENDUM TO LEASE

This First Addendum to Lease is made and entered into the     day of July, 1996,
between CONIFER WAPPINGER FALLS ASSOCIATES (Landlord) and MONRO MUFFLER BRAKE, INC. (Tenant).

WITNESSETH:       that Tenant currently leases and occupies approximately 4,500 square feet at 1018 Route 9 Wappinger Falls, New York 12590 pursuant to a Lease Agreement dated October 22, 1986 (Lease).

WHEREAS, Tenant desires to extend the Term of the Lease.

NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify certain provision of the lease as follows:

1. Upon full execution of this First Addendum To Lease, the Term shall be extended from December 2, 1996 to December 1, 2001.

2. Per the provisions of Section 2, "Rental" of the Lease Agreement, Tenant's Base Rent, effective upon the full execution of this First Addendum shall be as follows:

         Period                     Annual Rent                    Monthly Rent
         ------                     -----------                    ------------
     12/2/96-12/1/2001              $48,000.00                       $4,000.00

Except as modified above, all other terms and conditions of the Lease Agreement dated October 22, 1986 shall remain unchanged and in full force and effect.

Agreed To By:                                        Agreed To By:

MONRO MUFFLER BRAKE, INC.                            CONIFER WAPPINGER FALLS
                                                     ASSOCIATES

BY:                                                  BY:
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Date:                                                Date:
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